Exhibit 10.8

RESTRICTED STOCK GRANT AGREEMENT

THIS RESTRICTED STOCK GRANT AGREEMENT (“Agreement”), made as of the      day of                     , 2010 between Accelerate Parent Corp. (the “Company”) and                      (the “Participant”).

WHEREAS, the Company has adopted and maintains the Accelerate Parent, Corp. Restricted Stock Plan (the “Plan”) to promote the interests of the Company and its Affiliates and stockholders by providing non-employee directors with an appropriate incentive to encourage them to continue to serve on the Board of the Company or its Affiliates and to improve the growth and profitability of the Company; and

WHEREAS, the Plan provides for the Grant to Participants of shares of Restricted Stock;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant shares of Restricted Stock (the “Restricted Stock”) with respect to              shares of Common Stock.

2. Grant Date. The Grant Date of the Restricted Stock hereby granted is                     , 2010.

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Restricted Stock Grant Agreement, the terms and conditions of the Plan, as interpreted by the Board in its sole discretion, shall govern, unless explicitly provided to the contrary in this Restricted Stock Grant Agreement. All capitalized terms used herein shall have the meaning given to such terms in the Plan.

4. Vesting Date. The Restricted Stock shall become vested as follows: fifty percent (50%) of the shares of Common Stock underlying the shares of Restricted Stock shall become vested on each of the first two anniversaries of the Grant Date; provided that as of the relevant date the Participant continues to provide Services to the Company or any of its Affiliates; and provided further, that notwithstanding the foregoing, in the event of a Change in Control, all unvested shares of Restricted Stock held by such Participant shall become immediately vested as of the effective date of such Change in Control.

5. Expiration Date. The shares of Restricted Stock or any portion thereof that has not yet become vested on the date the Participant’s Services are terminated for any reason shall expire on such date.

6. Restricted Stock Award Subject to Plan and Management Stockholders’ Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Management Stockholders’ Agreement. The Restricted Stock Award granted hereunder is subject to the Plan and the Management Stockholders’ Agreement. The terms and provisions of the Plan and the Management Stockholders’ Agreement, as each may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Management Stockholders’ Agreement, the applicable terms and provisions of the Plan or the Management Stockholders’ Agreement, as applicable will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Management Stockholders’ Agreement, the applicable terms and provisions of the Management Stockholders’ Agreement will govern and prevail. No agreement entered into after the date hereof between any of the Participant and the Company or any of its Affiliates shall supersede this Agreement and, in the event of any conflict between any term or provision herein and any term or provision of such future agreement, the applicable terms and provisions herein will govern and prevail unless such future agreement expressly states the parties’ intention to supersede the terms and conditions herein.

7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Restricted Stock Grant Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Restricted Stock Grant Agreement, or any waiver on the part of any party or any provisions or conditions of this Restricted Stock Grant Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8. Non-Transferability of Restricted Stock. The Participant may not Transfer the Restricted Stock granted pursuant to this Agreement except as expressly provided in Section 4.4 of the Plan.

9. Taxes.

9.1 The Participant acknowledges that he will be responsible for paying any and all taxes when due in respect of the shares of Restricted Stock, including, but not limited to, in connection with the grant, vesting, exercise, settlement or sale (including pursuant to the Company’s Call Right) of such shares of Restricted Stock. The Company and its Affiliates shall have no obligation to withhold any amounts (whether in cash, shares or other property) in respect of the shares of Restricted Stock.

9.2 In connection with the foregoing, the Participant may, at the Participant’s option, elect to recognize the fair value of the shares of Restricted Stock upon the Grant Date pursuant to Section 83 of the Code (such election, an “83(b) Election”). To effect such 83(b) Election, the Participant may file an appropriate election with the Internal Revenue Service within thirty (30) days after grant of the Restricted Stock, and otherwise in accordance with applicable Treasury Regulations. The Participant is hereby advised to seek the Participant’s own tax counsel regarding the taxation of the Grant made hereunder and the advisability of making an 83(b) Election. In the event the Participant elects to make an 83(b) Election, the Participant shall provide a copy of such election to the Company promptly upon filing thereof. A form of 83(b) election is attached hereto as Exhibit A.

10. Representations.

10.1 Participant Representations. The Participant hereby represents and warrants to the Company that: (a) the shares of Common Stock are being acquired for his own account, for investment purposes only and not with a view to or in connection with any distribution, reoffer, resale, public offering or other disposition thereof not in compliance with the Securities Act and the rules and regulations thereunder and any applicable United States federal or state securities laws or regulations; (b) the Participant is an “accredited investor” as defined in Rule 501(a) under the Securities Act; provided, that the Company may, in its discretion and subject to compliance with all applicable securities laws, waive the foregoing representation with respect to a limited number of Participants; (c) the Participant, alone or together with his representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular; (d) the Participant has had access to all of the information with respect to his shares of Common Stock that he or it, as the case may be, deems necessary to make a complete evaluation thereof and has had the opportunity to question the Company concerning such shares of Common Stock; (e) the Participant’s decision to acquire his shares of Common Stock for investment has been based solely upon the evaluation made by the Participant; (f) the Participant has duly executed and delivered this Agreement; and (g) the Participant’s authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Participant is a party or by which it is bound.

10.2 Truth of Representations and Warranties. The Participant represents and warrants that all of his representations set forth in Section 10.1 of this Agreement are true and correct as of the date hereof.

11. Integration. This Agreement and the other documents referred to herein or delivered pursuant hereto (including the Management Stockholders’ Agreement) which form a part hereof contain the entire understanding of the parties with respect to its subject matter and shall not be amended except by written amendment signed by all parties. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in such documents. This Restricted Stock Grant Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

12. Counterparts. This Restricted Stock Grant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13. Governing Law. This Restricted Stock Grant Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions thereof governing conflict of laws.

14. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan and the Management Stockholders’ Agreement. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Restricted Stock Grant Agreement and the Restricted Stock shall be final and conclusive.

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IN WITNESS WHEREOF, the Company has caused this Restricted Stock Grant Agreement to be duly executed by its duly authorized officer and said Participant has signed this Restricted Stock Grant Agreement on his own behalf, thereby representing that he has carefully read and understands this Restricted Stock Grant Agreement and the Plan as of the day and year first written above.

Accelerate Parent Corp.

By:
Title:

[PARTICIPANT]

Address:

Telephone:
Facsimile: